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                                                                                                       Exhibit 12.1



                                                                                                       Schedule II


                                                     KINETEK, INC.
                                           VALUATION AND QUALIFYING ACCOUNTS
                                                (dollars in thousands)

                                                                    Additions
                                 Balance at        Additions       Charged to     Write Offs                Balance at
                                 Beginning           due to         Costs and       Net of                    end of
                                 of Period        acquisitions      Expenses      Recoveries    Other(1)      Period
                                 ---------        -------------     --------      ----------    --------      ------

December 31, 2002:
  Allowance for
  doubtful accounts               $2,907             1,868            482            (811)       (57)          $4,389

    Reserve for
    inventory obsolescence        $2,630             1,065            206          (1,275)        14           $2,640

December 31, 2001:
  Allowance for
  doubtful accounts               $1,891                 0          1,500            (299)      (187)          $2,907

    Reserve for
    inventory
    obsolescence                  $2,009                 0          1,020             (39)      (360)          $2,630

December 31, 2000:
  Allowance for
  doubtful accounts                 $850                 0          1,433            (300)       (92)          $1,891

    Reserve for inventory
    obsolescence                  $1,211                 0          1,180            (302)       (80)          $2,009


(1) Resulting from foreign currency translations

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                                 KINETEK, INC.
            COMPUTATIONS OF THE RATIOS OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)


                                                    Year Ended December 31,
                                             ----------------------------------
                                                  2002      2001      2000
                                                  ----      ----      ----

Fixed Charges
   Interest expense                             $35,231   $32,174   $33,115
   Rental expense included in fixed charges       1,183     1,255     1,051
      Total fixed charges                        36,414    33,429    34,166

Earnings
   Pre-tax income                                 3,829     5,311     3,367
   Plus:  fixed charges                          36,414    33,429    34,166
                                                -------   -------   -------
      Total Earnings                            $40,243   $38,740   $37,533


Ratio of earnings to fixed charges               1.1        1.2       1.1
                                                 ===        ===       ===